UNITED STATES
SECURITIES AND EXCHANGE COMMISSSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ◻

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◻ Preliminary Proxy Statement
◻ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻ Definitive Proxy Statement
☒ Definitive Additional Materials
◻ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

WATERSTONE FINANCIAL, INC.
______________________________________
(Name of Registrant as Specified In Its Charter)
______________________________________
(Name of Person(s) Filing Proxy Statement

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4) Date Filed:

May 1, 2020

CONTROL NUMBER: 0000-0000-0000

Fellow Shareholders:
In response to the COVID-19 pandemic, Waterstone Financial, Inc. has determined it is in the best interest of our shareholders, board, employees, and the communities we serve to conduct the Company’s annual meeting of shareholders as a “virtual meeting.”

Shareholders will not be able to attend the meeting in-person. Rather, shareholders may attend the annual meeting virtually by visiting the website listed below and following the instructions on that microsite. The date and time of the meeting have not changed. The meeting will still be held at 9:00AM CDT on May 19, 2020.

Attending the Virtual Meeting
Registration Starts at 9:00AM CDT on May 12, 2020.

To attend the virtual meeting, you must register in advance at www.cstproxy.com/wsbonline/2020.  Registration will start beginning May 12, 2020 at 9:00AM CDT. Your Control Number, which is printed above, will be needed in order to register.  Those wishing to attend via telephone can dial 1-877-770-3647 (U.S. and Canada) or 1-312-780-0854 (outside of the U.S. and Canada) and use Passcode: 82262508# ten minutes before the meeting starts.  However, those dialing into the meeting will only be able to attend in “listen only” mode.

All information about the annual meeting, including our proxy statement and annual report, are available at www.cstproxy.com/wsbonline/2020. This is the go-to location for everything related to the meeting. It contains all instructions, phone numbers, the meeting webcast, how-to-vote links, and contact information.

Voting Your Shares
You may vote your shares in the following ways:
•
The proxy form previously sent to you with our proxy statement and annual report contained instructions on how to vote your shares by signing and returning the proxy card mailed to you, vote electronically, or vote telephonically. We encourage you to vote prior to the annual meeting. This will ensure your shares are represented and voted at the meeting.

•
Alternatively, you may vote your shares at the virtual meeting by following the instructions at the site listed above. You will not be able to vote at the virtual meeting if you attend via telephone only.

We appreciate your patience and cooperation as we work to do our part to protect the safety and health of our shareholders, board, employees, and communities.

Sincerely,
William F. Bruss
Chief Operating Officer, General Counsel & Secretary
WaterStone Financial, Inc.